UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         February 18, 2025

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

5420 S. Durango Dr.
Las Vegas,	Nevada	89113
(Address of principal executive offices)		(Zip Code)
(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On February 21, 2025 (the “Execution Date”), Marina Bay Sands Pte. Ltd. (“MBS” or the “Borrower”), a subsidiary of Las Vegas Sands Corp. (“LVSC”), entered into a Facility Agreement (the “2025 Singapore Credit Facility Agreement”) with the lenders party thereto and DBS Bank Ltd., as agent for the finance parties (the “Agent”) and security trustee for the secured parties, and certain other parties thereto. Capitalized terms used herein and not defined herein are defined in the 2025 Singapore Credit Facility Agreement.
The 2025 Singapore Credit Facility Agreement provides for (i) a 3,750,000,000 Singapore dollars (“SGD,” approximately $2.81 billion at exchange rates in effect on February 21, 2025) term loan (the “Term Loan Facility”), (ii) a SGD 750,000,000 (approximately $561 million at exchange rates in effect on February 21, 2025) revolving credit facility (the “Revolving Facility”), part of which may be designated as an ancillary facility and (iii) a SGD 7,500,000,000 (approximately $5.61 billion at exchange rates in effect on February 21, 2025) term loan facility (the “Delayed Draw Term Loan Facility” and together with the Term Loan Facility and the Revolving Facility, the “Facilities”).
Subject to the satisfaction of customary conditions precedent for facilities of this type, the Facilities are available to the Borrower during the period from and including the Execution Date to and including: (a) for the Term Loan Facility, the date which is 30 days after the Execution Date; (b) for the Revolving Facility, the date which is seventy-seven months after the first drawdown of amounts under the Facilities (the “Closing Date”); and (c) for the Delayed Draw Term Loan Facility, the earlier of (1) the date which is twelve months after the date on which those parts of the Marina Bay Sands integrated resort expansion project (the “MBS Expansion Project”) that are required to be issued a temporary occupation permit (under the relevant Singapore legislation) are issued a temporary occupation permit; (2) the date which MBS and the Singapore Tourism Board (“STB”) agree as the date that MBS must complete construction of the MBS Expansion Project; and (3) the date which is 84 months after the Closing Date.
The proceeds from the Term Loan Facility and the Revolving Facility may be used by the Borrower to refinance outstanding indebtedness of the Borrower, pay certain fees, expenses and accrued interest, make dividend payments and for general corporate purposes of the Borrower. The proceeds from the Delayed Draw Term Loan Facility may be used by the Borrower to finance development and construction costs, expenses, fees and other payments related to the MBS Expansion Project.
The obligations of the Borrower under the 2025 Singapore Credit Facility Agreement are secured by a first-priority security interest in substantially all of the Borrower’s assets, other than capital stock and similar ownership interests, certain furniture, fixtures, fittings and equipment that are financed by third parties and certain other excluded assets.
Borrowings under the Facilities for outstanding loans will bear interest at Compounded Singapore Overnight Rate Average, plus a variable margin (the “Margin”), which is determined based on the Borrower’s ratio of Debt to Consolidated Adjusted EBITDA. The Borrower will also pay a standby commitment fee on all undrawn amounts under the Revolving Facility and the Delayed Draw Term Loan Facility equal to 35% or 40% of the applicable Margin depending on the percentage utilization of each respective facility.
The Term Loan Facility, the Revolving Facility and the Delayed Draw Term Loan Facility mature eighty-four months, seventy-eight months and eighty-four months, respectively, from the Closing Date (each such date, a “Maturity Date”). In relation to the Term Loan Facility and the Delayed Draw Term Loan Facility, commencing three months and sixty-three months, respectively, following the Closing Date, and at the end of each three-month period thereafter, the Borrower is required to repay interim quarterly amortization payments equal to a certain percentage (as set forth in the 2025 Singapore Credit Facility Agreement) of the outstanding principal amount of such facility. The outstanding aggregate principal balance of each of the Facilities is due in full on the Maturity Date applicable to such facility.
The Borrower is required to prepay amounts outstanding under the Facilities with (i) a percentage of the net proceeds from the sale of certain assets outside of the ordinary course of business (subject to a reinvestment right and certain limited exceptions), (ii) the proceeds of new indebtedness other than certain permitted indebtedness and (iii) any net proceeds received in connection with the cancellation, suspension, non-issue, variation or revocation of the Casino License. Furthermore, on the occurrence of certain events, including, but not limited to, a Change of Control of the Borrower, the Borrower is required to repay the then outstanding amounts under the Facilities.
The 2025 Singapore Credit Facility Agreement contains affirmative and negative covenants customary for such financings. The 2025 Singapore Credit Facility Agreement also requires the Borrower to maintain (i) a maximum ratio of Debt to Consolidated Adjusted EBITDA, (ii) a minimum ratio of Consolidated Adjusted EBITDA to Consolidated Total Interest Expense and (iii) a positive Consolidated Net Worth.
In order to satisfy any of the financial covenants referenced in the preceding sentence, the Borrower may, subject to certain limits set forth in the 2025 Singapore Credit Facility Agreement, cure any shortfall by obtaining a contribution of equity or subordinated debt, repaying or prepaying indebtedness, providing cash cover or obtaining a letter of credit in favor of the Agent.
The 2025 Singapore Credit Facility Agreement contains customary events of defaults (some of which are subject to grace periods), including, but not limited to, nonpayment of principal or interest when due and certain events with respect to the Marina Bay Sands integrated resort.
The foregoing summary of the 2025 Singapore Credit Facility Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the 2025 Singapore Credit Facility Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.
On February 18, 2025, the Borrower delivered to DBS Bank Ltd. a prepayment notice pursuant to the terms of the facility agreement, dated June 25, 2012, between the Borrower, the Global Coordinators, the Facility Agent and the Security Trustee, as amended and restated from time to time (the “2012 Singapore Credit Agreement”), indicating its intent to voluntarily prepay all outstanding indebtedness thereunder. The prepayment described in the preceding sentence is conditioned upon the Borrower receiving the proceeds from the Facilities under the 2025 Singapore Credit Facility Agreement.
The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1*
Facility Agreement, dated as of February 21, 2025, among Marina Bay Sands Pte. Ltd., as borrower, the various lenders party thereto, DBS Bank Ltd., Malayan Banking Berhad, Singapore Branch, Oversea-Chinese Banking Corporation Limited and United Overseas Bank Limited, as global coordinators, DBS Bank Ltd., as agent and security trustee, and the other parties thereto

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
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* Certain schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 24, 2025

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary